UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2009
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on May 13, 2009, the Board of Directors of Doral Financial Corporation (the “Company”) appointed Mr. Frank W. Baier to serve as a director of the Company. Mr. Baier previously served as a director of the Company from July 2007 to September 2008.
Mr. Baier has been Chief Financial Officer of Capital Access Network, Inc. since February 1, 2008. From September 2008 to October 5, 2008 he was a Special Advisor to the President of Washington Mutual Inc. From June 1, 2008 to September 2008 he was a Chief Financial Officer of Securities Industry and Financial Markets Association (“SIFMA”). Mr. Baier was the Chief Financial Officer of Independence Community Bank from 2001 to 2006.
Mr. Baier will serve as a member of the Audit and Risk Policy Committees of the Board of Directors.
There are no related party transactions between Mr. Baier and the Company. There were no arrangements or understandings between Mr. Baier and any other person pursuant to which he was appointed to his position, other than the right of Doral Holdings Delaware, LLC (“Doral Holdings”), which beneficially owns approximately 90% of the issued and outstanding shares of common stock of the Company, to designate all nominees to the Board of Directors pursuant to a shareholders agreement between the Company and Doral Holdings dated July 19, 2007. A copy of the shareholders agreement has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2007.
In addition, five of the limited partnerships that invested in the managing partner of Doral Holdings have the ability to exercise Doral Holdings’ right to designate all nominees to the Board of Directors of the Company. In addition, pursuant to an agreement among the members of Doral Holdings, each of the Designating Members has the right to designate one director for nomination. D.E. Shaw & Co. L.P., as one of the Designating Members, designated Mr. Baier as a nominee to the Board of Directors of the Company.
Directors designated by any of the Designating Members or their affiliates, with certain exceptions, do not receive directors fees. In lieu of any director fees that would otherwise be payable to such directors, we have agreed to pay the Designating Members an annual fee of $125,000. In the case of Mr. Baier, we have agreed to pay directly to Mr. Baier an annual stipend of $100,000, and $25,000 to D.E. Shaw Laminar Portfolios, LLC, which designated Mr. Baier to the Board of Directors.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: May 18, 2009	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel